                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 2000, except for Note 12 for which the date is March 26, 2000 relating to the financial statements and financial statement schedule of OpenTV Corp. as of December 31, 1998 and 1999 and for the three years in the period ended December 31, 1999, which appear in OpenTV Corp's Form 20-F as filed with the Securities and Exchange Commission on June 30, 2000.



PricewaterhouseCoopers LLP
San Jose, California
August 1, 2000